EXHIBIT 8.1

The following table sets forth our ownership interests in our subsidiaries as of December 31, 2021.

	Country of incorporation	Total stock held
Arauco Argentina S.A.	Argentina	99.9800
Arauco Australia Pty Ltd.	Australia	99.9990
Arauco Bioenergía S.A.	Chile	99.9990
Arauco Canada Ltd.	Canada	99.9990
Arauco Colombia S.A.	Colombia	99.9982
Arauco do Brasil S.A.	Brazil	99.9990
Arauco Europe Cooperatief U.A.	The Netherlands	99.9990
Arauco Florestal Arapoti S.A.	Brazil	99.9990
Arauco Forest Brasil S.A.	Brazil	99.9991
Arauco Participações Florestais Ltda.	Brazil	99.9991
Arauco Industria de México S.A. de C.V. (1)	Mexico	99.9990
Arauco Indústria de Painéis Ltda.	Brazil	99.9990
Arauco Middle East DMCC	Dubai	99.9990
Arauco North America, Inc.	U.S.A.	99.9990
Arauco Perú S.A.	Peru	99.9990
Arauco Wood (China) Company Limited	China	99.9990
Araucomex S.A. de C.V.	Mexico	99.9990
Araucomex Servicios S.A. de C.V. (2)	Mexico	99.9990
Consorcio Protección Fitosanitaria Forestal S.A.	Chile	56.4481
Empreendimentos Florestais Santa Cruz Ltda.	Brazil	99.9985
Forestal Arauco S.A.	Chile	99.9484
Forestal Cholguán S.A.	Chile	98.5814
Inversiones Arauco Internacional Ltda.	Chile	99.9990
Investigaciones Forestales Bioforest S.A.	Chile	99.9489
Leasing Forestal S.A.	Argentina	99.9800
Maderas Arauco Costa Rica S.A.	Costa Rica	99.9990
Maderas Arauco S.A.	Chile	99.9995
Mahal Empreendimentos e Participacoes S.A.	Brazil	99.9990
Novo Oeste Gestão de Ativos Florestais S.A.	Brazil	99.9990
ODD Industries SpA	Chile	86.6151
Servicios Aéreos Forestales Ltda.	Chile	99.9990
Servicios Logísticos Arauco S.A.	Chile	99.9997

Notes:

(1)

On November 17, 2021, we executed the merger of Arauco Industria de México, S.A. de C.V., as the surviving company, and Tablered Araucomex, S.A. de C.V. and Arauco Química, S.A. de C.V. as disappearing companies.

(2)

On November 20, 2021, we executed the merger of Araucomex Servicios, S.A. de C.V., as the surviving company, with Arauco Serviquimex, S.A. de C.V. and Agenciamiento y Servicios Profesionales, S.A. de C.V. as disappearing companies.